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                                 EXHIBIT 23.2
                                 ------------

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Joint Registration Statement on Form S-8 (No. 2-93238), as amended through Post-Effective Amendment No. 3 and Registration Statement on Form S-8 (No. 33-51843) and in the Prospectus related thereto, of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company of our report dated February 3, 1992 accompanying the 1991 consolidated statements of operations, partners' capital and cash flows of H-T Associates and Subsidiary appearing in the Joint Annual Report on Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company for the year ended December 31, 1993.


                                                            DELOITTE & TOUCHE



San Diego, California
March 25, 1994